                                                                EXHIBIT 99.26(n)


                             [KPMG LLP LETTERHEAD]

            Consent of Independent Registered Public Accounting Firm
            --------------------------------------------------------



The Board of Directors of
Minnesota Life Insurance Company and
Policy Owners of Minnesota Life Variable Universal Life Account:

We consent to the use of our report dated March 10, 2005 on the consolidated financial statements of Minnesota Life Insurance Company and subsidiaries and our report dated March 25, 2005 on the financial statements of Minnesota Life Variable Universal Life Account included herein and to the reference to our Firm under the heading "Financial Statements" in Part B of the Registration Statement.

Our report dated March 10, 2005 on the consolidated financial statements of Minnesota Life Insurance Company and subsidiaries refers to the adoption, effective January 1, 2004, of Statement of Position 03-1, Accounting and Reporting by Insurance Enterprises for Certain Nontraditional Long-Duration Contracts and for Separate Accounts.

                                    /s/ KPMG LLP


Minneapolis, Minnesota
April 22, 2005